UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2021 (the “Effective Date”), the Board of Directors (“Board”) of Wayside Technology Group, Inc. (the “Company”) appointed Andrew Clark as Vice President and Chief Financial Officer of the Company, effective June 8, 2021.  In such role, Mr. Clark will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Clark, age 59, most recently served from February 2020 to May 2021 as Chief Operating Officer of Medisolv, Inc., a provider of SaaS based software solutions to hospitals and physicians.  From August 2016 to January 2020, Mr. Clark served as Chief Executive Officer and Chief Financial Officer of Aperio Health, Inc., an electronic health record integrating primary care, behavioral health, and substance use disorder into a patient-centric longitudinal solution.  From September 2009 to November 2013, Mr. Clark served as Managing Principal and Chief Operating Officer of Evergreen Advisors, LLC, a middle market investment bank and corporate advisory firm.  From November 2002 to December 2019, Mr. Clark served as Chief Executive Officer and President of Wheatfield Ventures, LLC, a private equity fund and consulting firm.  From October 1996 to October 2002, Mr. Clark served in various executive positions, including President of the East Regional Business Unit, of Verio, Inc. (VRIO-NASDAQ), which prior to its sale to Nippon Telegraph and Telephone Corporation, was the world’s largest domain-based Web hosting company and a leading provider of comprehensive Internet services for the small to medium enterprise.  From June 1995 to September 1996, Mr. Clark served as Executive Vice President of Finance and Chief Financial Officer of American Day Treatment Centers, Inc., an outpatient behavioral healthcare provider.  From June 1991 to May 1995, Mr. Clark served in various positions, including Vice President of Operations and Controller of Allied Health Division, of Integrated Health Services, Inc. (IHS-NASDAQ), which was a provider of alternate healthcare delivery models.  From July 1984 to May 1991, Mr. Clark began his career at KPMG where he served in various positions, including as a Senior Manager. Mr. Clark received a Bachelor of Science in Accounting from Washington and Lee University.

In connection with his appointment as Vice President and Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Clark. Mr. Clark will receive a base salary of $300,000 per annum, subject to increase at the discretion of the Board, or a committee thereof. Additionally, he will be entitled, to the extent eligible under the particular plan, to participate in any and all standard benefit plans, programs and policies of the Company.

The term of the Employment Agreement commenced on the Effective Date, shall continue until the first anniversary of the Effective Date, and shall thereafter automatically renew for successive additional one-year periods unless terminated by either the Company or Mr. Clark with 30 days’ written notice prior to the end of the then-current term.

Mr. Clark will be eligible to earn a cash bonus and equity compensation in the amounts consistent with the annual incentive compensation terms as adopted by the Compensation Committee of the Board. On or before July 1, Mr. Clark will receive a restricted stock grant of 20,000 shares that shall be subject to vesting in 16 quarterly installments and other conditions in accordance with the Company’s then-current stock-based compensation plan.

In the event of any termination of the Employment Agreement for any reason, the Company shall pay Mr. Clark  within 30 days of such termination: (i) accrued and unpaid base salary; (ii) any unreimbursed expenses payable; (iii) any amounts payable under any of the benefit plans of the Company in which Mr. Clark was a participant in; and (iv) any accrued but unpaid bonus for any calendar year completed as of the termination date (collectively, the “Standard Termination Benefits”).

If Mr. Clark’s employment terminates upon mutual agreement, by the Company for Cause (as defined in the Employment Agreement), on account of his death, disability, or by Mr. Clark without Good Reason (as defined in the Employment Agreement), the Company will make no further payments to Mr. Clark other than the Standard Termination Benefits.

If Mr. Clark’s employment terminates by the Company without Cause or by Mr. Clark for Good Reason, and if Mr. Clark complies with the other provisions in the Employment Agreement, Mr. Clark will receive, in addition to the Standard Termination Benefits, (i) an amount equal to his then current base salary for twelve months (the “Severance Period”) paid in accordance with the Company’s standard payroll practices, (ii) if elected, reimbursement for continuation premiums under COBRA during the Severance Period, (iii) if the effective date for such termination of employment is on or after July 1st during any calendar year, a cash payment equal to (A) the cash bonus paid to Mr. Clark for the calendar year prior to the date of termination, multiplied by (B) a fraction, the numerator of which is the number of days during such calendar year that Mr. Clark was employed by the Company, and the denominator of which is 365 ((i), (ii) and (iii), collectively, the “Severance Benefits”). The Severance Benefits will be paid in a lump sum on the 60th day following Mr. Clark’s Separation from Service (as defined in the Employment Agreement).

During the term of Mr. Clark’s employment, if upon a Change in Control (as defined in the Employment Agreement) or within 12 months following a Change in Control, Mr. Clark’s employment terminates, either (i) by the Company without Cause, or (ii) by Mr. Clark for Good Reason, and if Mr. Clark complies with the other provisions in the Employment Agreement, Mr. Clark will receive, in addition to the Standard Termination Benefits, (A) the Severance Benefits, and (B) an amount in cash equal to the cash bonus paid to Mr. Clark for the year immediately prior to the year in which the termination in the event of Change in Control occurs ((A) and (B) together, “Change in Control Payments”). The Change in Control Payments will be paid in a lump sum on the 60th day following Mr. Clark’s Separation from Service.

The Employment Agreement also contains customary confidentiality provisions, as well as non-solicitation and non-competition provisions that extend for up to one-year following Mr. Clark’s employment with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Clark and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Clark and any other person pursuant to which he was selected as Vice President and Chief Financial Officer of the Company. Mr. Clark does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 2, 2021, Michael Vesey ceased serving as Vice President and Chief Financial Officer of the Company.  Mr. Vesey has agreed to continue his employment to assist the Company for a transition period related to his former role as Chief Financial Officer until June 30, 2021, at which time Mr. Vesey’s employment with the Company will end.  Mr. Vesey’s termination of employment was not result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments. In addition to the severance payment due under Mr. Vesey’s existing employment agreement (equal to six months of Mr. Vesey’s current annual salary) and conditioned on the execution by Mr. Vesey of a general release, the Company will (i) accelerate the vesting of restricted stock held by Mr. Vesey that would have otherwise vested during the six-month period following on June 30, 2021 (a total of 6,368 shares of common stock of the Company) and (ii) pay COBRA premiums for coverage for Mr. Vesey for 3 months if Mr. Vesey elects COBRA continuation coverage (in addition to 3 months of COBRA subsidiary under the American Rescue Plan Act which is not conditioned on execution of a general release).  The Company-paid COBRA subsidy will end after fewer than 3 months if Mr. Vesey obtains other health insurance coverage during the 3-month period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1* 104	Employment Agreement, dated June 8, 2021, by and between the Company and Andrew Clark. Cover Page Interactive Data File (formatted as inline XBRL).

* Certain schedules/exhibits this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: June 8, 2021	By:	/s/ Dale Foster
	Name:	Dale Foster
	Title:	Chief Executive Officer

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